UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007 (June 29, 2007)
Double Eagle Petroleum Co.
(Exact name of registrant as specified in its charter)

Maryland	000-06529	83-0214692

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Overland Trail (P. O. Box 766), Casper, Wyoming 82601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (307) 237-9330
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Underwriting Agreement
Articles of Amendment
Articles Supplementary
Certificate of Correction to the Articles of Incorporation
Opinion and Consent of Patton Boggs, LLP
Press Release

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 26, 2007, Double Eagle Petroleum Co. (the “Company”) filed Articles of Amendment amending its Articles of Incorporation, as amended, with the Maryland Department of Assessments and Taxation. Pursuant to the Articles of Amendment, the Company increased the total authorized shares of capital stock from 50,000,000 shares of common stock, par value $.10, to 60,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.10 per share, and 10,000,000 shares of preferred stock, par value $.10 per share. The Articles of Amendment authorize the Board of Directors to prescribe the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock. A copy of the Articles of Amendment authorizing the preferred stock is listed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On June 29, 2007, the Company filed Articles Supplementary to its Articles of Incorporation, as amended, with the Maryland Department of Assessments and Taxation, setting forth the terms of its 9.25% Series A Cumulative Preferred Stock, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”). The Company will pay cumulative dividends on the Series A Preferred Stock from (but excluding) the date of original issuance in the amount of $2.3125 per share each year, which is equivalent to 9.25% of the $25.00 liquidation preference per share. If the Series A Preferred Stock, however, is not subject to a national market listing, as defined in the Articles Supplementary, or if the Company fails to pay cash dividends on the Series A Preferred Stock in full for six consecutive or non-consecutive quarters, holders will be entitled to receive cumulative cash dividends at an increased rate of 12% per annum of the $25.00 liquidation preference (or $3.00 per annum per share). Except in limited circumstances more fully described in the Articles Supplementary, the Company may not redeem the Series A Preferred Stock before June 30, 2012.
A copy of the Articles Supplementary relating to the Series A Preferred Stock is listed as Exhibits 3.2 and 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On June 29, 2007, the Company announced, in the press release furnished with this Current Report on Form 8-K as Exhibit 99.1, that it has priced its offer and sale of 1,400,000 shares of the Company’s Series A Preferred Stock at $25.00 per share for a total offering size of $35,000,000. Dividends on the Series A Preferred Stock will accrue at a fixed rate of 9.25% per annum of the $25.00 per share liquidation preference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 8.01. Other Events.
On June 1, 2007, the Company filed a Certificate of Correction to Correct an Error in the Articles of Incorporation, as amended. The Fifteenth Article was inadvertently omitted due to a scrivener’s error. The Certificate of Correction is attached hereto as Exhibit 3.3 and incorporated herein by reference.
On June 29, 2007, the Company entered into an Underwriting Agreement with Ferris, Baker Watts, Incorporated (the “Underwriter”) in connection with the offer and sale of 1,400,000 shares of the Series A Preferred Stock. Pursuant to the Underwriting Agreement, the Company has granted the Underwriter an option to purchase up to an additional 210,000 shares of the Series A Preferred Stock solely to cover over-allotments.
In connection with the offering of the Company’s Series A Preferred Stock, the Company is filing Exhibits 1.1, 5.1 and 23.1 as part of this Current Report on Form 8-K that are to be incorporated by reference in their entirety into the Company’s Registration Statement (File No. 333-139012).

Item 9.01. Financial Statements and Exhibits.
1.1	Underwriting Agreement, dated June 29, 2007, between the Company and Ferris, Baker Watts, Incorporated.

3.1	Articles of Amendment, filed with the Maryland Department of Assessments and Taxation on June 26, 2007.

3.2	Articles Supplementary, filed with the Maryland Department of Assessments and Taxation on June 29, 2007.

3.3	Certificate of Correction to the Articles of Incorporation, filed with the Maryland Department of Assessments and Taxation on June 1, 2007.

4.1	Articles Supplementary, filed with the Maryland Department of Assessments and Taxation on June 29, 2007 (incorporated by reference from Exhibit 3.2 attached to this Current Report on Form 8-K).

5.1	Opinion of Patton Boggs, LLP.

23.1	Consent of Patton Boggs, LLP (included in Exhibit 5.1).

99.1	Press Release dated June 29, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2007	DOUBLE EAGLE PETROLEUM CO.
	By:	/s/ Stephen Hollis
Stephen Hollis, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 29, 2007, between the Company and Ferris, Baker Watts, Incorporated.

3.1	Articles of Amendment, filed with the Maryland Department of Assessments and Taxation on June 26, 2007.

3.2	Articles Supplementary, filed with the Maryland Department of Assessments and Taxation on June 29, 2007.

3.3	Certificate of Correction to the Articles of Incorporation, filed with the Maryland Department of Assessments and Taxation on June 1, 2007.

5.1	Opinion of Patton Boggs, LLP.

23.1	Consent of Patton Boggs, LLP (included in Exhibit 5.1).

99.1	Press Release dated June 29, 2007.

5